SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):   AUGUST 8,  2000


                         SENTRY TECHNOLOGY CORPORATION
                       ----------------------------------
              (Exact name of registrant as specified in its charter)


                                    DELAWARE
                       ----------------------------------
                 (State or other jurisdiction of incorporation)


              1-12727                             96-11-334973
       -----------------------            ---------------------------------
      (Commission File Number)            (IRS Employer Identification No.)


               350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK   11788
           ----------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (516-232-2100)


      -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

          Sentry Technology Corporation, a Delaware corporation, (the "Company" or "Sentry") announced on August 8, that it had entered into an agreement pursuant to which Dutch A&A Holding, BV (the "Purchaser") will invest $3 million in newly issued Common Stock of Sentry. For this investment the Purchaser will receive 37.5% of the outstanding Common Stock of Sentry on a fully-diluted basis, after giving effect to the exchange of Sentry's Preferred Stock into Common Stock. In addition, the Purchaser will have the right to acquire additional shares during the two year period following the closing, up to an aggregate holding of 60% of the Common Stock then outstanding. The transaction is conditioned upon Sentry shareholder approval, including approval by the Preferred and Common Stockholders, each voting as a class, of a reclassification of the Preferred Stock into Common Stock on the basis of 5 shares of Common for every Preferred share, as well as a number of other conditions.

          At any time prior to the first anniversary of the closing the Purchaser may purchase additional shares of Common Stock bringing its acquisitions under the Agreement to 51% of the Common Stock to be then outstanding. The purchase price for such additional shares will be $1.5 million, but if the average market value of all of the outstanding Common Stock (measured over any ten-day trading period) is at least $15.0 million, the purchase price will be the par value of the shares purchased (at $0.001 per share).

          At any time on or prior to the second anniversary of the first closing, the Purchaser may purchase additional shares of Common Stock bringing its acquisitions under the agreement to 60% of the Common Stock to be then outstanding. The purchase price for such additional shares will be $3.5 million, but if the average market value of all of the outstanding Common Stock (measured over any ten-day trading period) is at least $25.0 million, the purchase price will be the par value of the shares purchased (at $0.001 per share).

          The Purchaser also has the right at any time after the first closing to purchase additional shares to bring its acquisitions under the Agreement to 60%, for an additional purchase price of $5.0 million.

          The obligations of the parties are subject to various conditions set forth in the Agreement.

          For further information, refer to Exhibit 10.1 to this Current Report on Form 8-K.


Item 7.   EXHIBITS

     EXHIBIT NUMBER      DESCRIPTION
     --------------      -----------

          10.1 Securities Purchase Agreement, dated as of August 8, 2000, between Sentry Technology Corporation and Dutch A & A.

          10.2 Amendment dated August 8, 2000, to the Shareholder Rights Agreement with American Stock Transfer & Trust Company, dated July 23, 1999.

          22             Joint Press Release, dated August 8, 2000.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Sentry Technology Corporation



                                    By: /s/ PETER J. MUNDY
                                        ---------------------------------------
                                        Peter J. Mundy
                                        Vice President-Finance
                                        Secretary and Chief Financial Officer



Dated: August 8, 2000

                                  EXHIBIT INDEX


     EXHIBIT NUMBER           DESCRIPTION                              PAGE
     --------------           -----------                              ----

          10.1                Securities Purchase Agreement,
                              dated as of August 8, 2000, between
                              Sentry Technology Corporation and
                              Dutch A & A.

          10.2 Amendment dated August 8, 2000, to the Shareholder Rights Agreement with American Stock Transfer & Trust Company, dated July 23, 1999.

          22                  Joint Press Release, dated August
                              8, 2000